Exhibit 2.2
ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE, effective as of 7:00 am July 31, 2012 is by and between Energy Producers, Inc., a wholly owned subsidiary of EGPI Firecreek, Inc. whose address is 6564 Smoke Tree Lane, Scottsdale, Arizona 85253 (“Assignor”), and Mondial Ventures Inc, a public corporation organized under the laws of the State of Nevada in the United States of America with its principal place of business located at 4625 West Nevso Drive, Suite 2, Las Vegas, Nevada 89103  (collectively, “Assignee”).

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor shall sell, transfer, convey, assign and deliver to Assignee, and Assignee shall purchase from Assignor, and save and except those acceptable liens and encumbrances listed on Exhibit “C”, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts, charges, hypothecations, or monetary encumbrances whatsoever other than those for which an adjustment to the selling price has or shall be made, or adverse claims, title defects or restrictions (each, a “ Lien  ”) Assignor's right, title and interest in and to the well(s) located on, and at all depths from surface to at least 8500’ feet (in the North forty (40) acres only), and the leasehold estate of, the J. B. Tubb lease, as described in Exhibit "A" attached hereto, Ward County, Texas (the “Tubb Lease”), consisting of no less than a 37.5% of One-Hundred percent (100%) working interest with a corresponding 28.125% net revenue interest, along with all lease equipment, tanks and all other equipment, appurtenances, fixtures and property of every kind and character, movable or immovable, now and in the future used in connection with operating the well(s): ALL of Assignor's proportionate right's and obligations existing under all contracts and agreements, including but not limited to, operating agreements, unitization agreements, pooling agreements, declarations of pooling or unitization, farmout agreements, assignments, tax partnerships, disposal agreements, injection   agreements, gas sales contracts, gas processing contracts, and Paragraph 5 of that certain Assignment of April 9, 1992 from Amoco Production Company to Desert States Energy, Inc. Assignee has the proportionate duty to plug abandoned wells on said lease when required by law. A copy of all agreements described herein have been previously delivered by the Assignor to the Assignee; and,

Thirty-Seven and One Half percent (37.5%) of One-Hundred percent (100%) working interest with corresponding 28.125% TO HAVE AND TO HOLD unto the assignee, its successors and assigns forever, all of Assignor’s rights, title, and interest in the Thirty-Seven and One Half percent (37.5%) working interest (28.125% net royalty interest) herein conveyed in the Highland Production Company (Crawar) #2 well-bore; with depth of ownership 4700’ to 4900’ ft. in well-bore, and, 3700’ to 3900’in well bore, and;

The Highland Production Company (Crawar) #2 well-bore, API No. 42-475-33611, located on the J.B. Tubb Lease in W ½ of the NW ¼ of Sec. 18, Block B-20, Public School Lands, Ward County, Texas at 1787 FNL and 853 FWL being on the South Forty (40) acres of the J. B. Tubb Lease, Ward County, Texas.

The purchase price paid for the Tubb Lease shall be reduced by that portion of any and all liabilities of, or Liens of attached to or associated with the Tubb Lease or its Operator that would have been the responsibility of the Assignor had the transactions herein contemplated not have taken place as determined on the closing date or shall thereafter become known to Assignee that were incurred prior to the effective date.  Further, the Assignor agrees to deliver to Assignee all documents, if any, evidencing the release of any and all liabilities and Liens on the Tubb Lease.

Assignor’s proportionate rights, title and interest of every kind free and clear of all Liens in and to oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, to the extent produced from the well(s) and leasehold interest (all of the above being herein called (the “Property”), to have and to hold its proportionate share unto Assignee, its successors and assigns forever.

Equipment List

The following is the current & present equipment list that the assignee will acquire 37.5% ownership rights, on the J.B. Tubb property: 2 (Two) 500 barrels metal tanks, 1(One) 500 barrel cement salt water tank- (open top), 1 (One) heater treater/oil & gas separator, all flow lines, on the north forty acres, well-heads, 2 (two) christmas tree valve systems on well-heads, Model 320D Pumpjack Serial No. E98371M/456604, One (1) Fiberglass lined heater-treater,  One (1) Test pot,  Tubing string Rods and down hole pump, 3 (Three) well heads, three wells (well-bores):

Well No.	API No.
Tubb Well #18-1	API 42-475-34136-0000
Crawar Well No.#1	API 42-475-33523
Crawar Well No.#2	API 42-475-33611

EXCEPT AS PROVIDED HEREIN ASSIGNOR MAKES NO EXPRESSED OR IMPLIED WARRANTIES OR REPRESENTATIONS AS TO THE QUALITY, MERCHANTABILITY, OR FITNESS OF THE PROPERTY FOR ASSIGNEE’S INTENDED USE OR FOR ANY USE WHATSOEVER AS ASSIGNEE ACCEPTS THE PROPERTIES “AS IS”, “WHERE IS”, “WITH ALL FAULTS”, IN PRESENT CONDITION, STATE OF REPAIR OR PRODUCTION.

This instrument binds the parties and their successors and assigns.

ASSIGNOR:

DENNIS R ALEXANDER, PRESIDENT
ENERGY PRODUCERS, INC., A WHOLLY OWNED SUBSIDIARY OF EGPI FIRCREEK, INC.

STATE OF ARIZONA:

COUNTY OF MARICOPA

The foregoing instrument was acknowledged before me on this date,
________________________________, by DENNIS R ALEXANDER OF ENERGY PRODUCERS, INC., SOLE INVESTOR OF EGPI FIRECREEK, INC.

Notary Public, State of Arizona

Exhibit “A”

Attached to and made part of that certain Assignment and Bill of Sale between Energy Producers, Inc., ASSIGNOR, and CUBO Energy, PLC’s assignee, Mondial Ventures Inc., as ASSIGNEE.

J.B. TUBB “18-1”, being the W1/2 of the NW1/4 of Section 18, Block B-20, Public School Lands, Ward County, Texas, containing Forty (North 40) acres only.  Rights being assigned to area highlighted in yellow upper half of the left corner of section 18.

TELEPHONES: (915) 662-1653 • (800) 767-1653 • FAX (915) 662-1743

WARD County, Texas

Description 467' FNL & 610' FWL

SECTION 18, BLOCK B-20, PUBLIC SCHOOL LAND, A-481

TEX. O & G. ET AL
I. Winter, Est.
14
13
CHEVRON, ET AL
J. B. Tubb, Est.
A.R.CO.
13
12
A. H.
17
18
467'
610'
18
19
J. B. Tubb "18" Well No. 1
SUCCESS OIL
40 ac.
WARD COUNTY
CRANE COUNTY
AMOCO
CHEVRON
GULF
CHEVRON
SUCCESS OIL
40 ac.
EX. O & G, ET AL
J. H. HENDRIX, ET AL
LIEDTKE, ET AL
TOPAT C
1233
J. H. HENDRIX, ET AL
TEX. O & G
LANOIL PROP., ET AL
Z. B. Tubb, Est.
17
18
J. B. Tubb, Est.
18
19
A. H.
LANOIL PROP., ET AL
B. Tubb, Est.
24
23
J. H. HENDRIX, ET AL
J. B. Tubb, Est.
TEX. O & G
23
22
Foster City S.

This location has been very carefully staked on the ground according to the best official survey records, maps, and other data available to us. Review the plat and notify us immediately of any possible discrepancy.

Scale : 1" = 1000'

Date Staked AUGUST 24, 1992

Operator Accidie Exploration & Development, Inc.

Lease Name & Well No. J. B. TUBB 18 #1

Ground Elev. 2562'

Reference Stakes or Alternate Location NONE

Good Drill Site? YES

Stakes Set

Topography & Vegetation LEVEL SANDY PASTURE

Best Accessibility to Location FROM LEASE ROAD ±150' EAST OF THE LOCATION

Distance & Direction from Hwy Jct. or Town FROM THE JCT. OF STATE HWY. 18 & FM. 1233, 4.0 MILES SOUTH OF MONAHANS, GO EASTERLY 8.5 MILES ON FM. 1233, THENCE NORTH 0.7 MILE ON LEASE ROAD, THENCE WEST 0.3 MILE ON LEASE ROAD, THENCE NORTH 0.2 MILE ON LEASE ROAD TO A POINT ±150' EAST OF THE LOCATION.

STATE OF TEXAS · REGISTERED · LARRY W. BUSBY · 4967 · PROFESSIONAL LAND SURVEYOR

CERTIFICATE:

I, Larry W. Busby, a Registered Professional Land Surveyor and an authorized agent of Topographic Land Surveyors, do hereby certify the above described well location was surveyed and staked on the ground shown herein.

Texas Reg. No. 4967

Invoice # 92192/574 NE

V.H.B.

EXHIBIT “B”

Attached to and made part of that certain Assignment and Bill of Sale between Energy Producers, Inc., ASSIGNOR, and CUBO Energy, PLC’s assignee, Mondial Ventures Inc., as ASSIGNEE.

TO HAVE AND TO HOLD unto CUBO Energy, PLC’s assignee, its successors and assigns forever, all of Energy Producers, Inc.’s right, title, and interest in the Thirty-Seven and One Half percent (37.5%) working interest (28.125% net royalty interest) herein conveyed in the following described well-bore; with depth of ownership 4700’ to 4900’ ft., and 3700’ to 3900’ (of the South forty (40) acres only):

The Highland Production Company (Crawar) #2 well-bore, API No. 42-475-33611, located on the J.B. Tubb Lease in W ½ of the NW ¼ of Sec. 18, Block B-20, Public School Lands, Ward County, Texas at 1787 FNL and 853 FWL being on the South Forty (40) acres of the J. B. Tubb Lease, Ward County, Texas.

Energy Producers, Inc.
a wholly owned subsidiary of
EGPI FIRECREEK, INC.

By:
Dennis R. Alexander, President

 STATE OF ARIZONA }

 COUNTY OF __________________ }

This instrument was acknowledged before me on the ____ day of ________________, 2011 by Dennis Alexander, the CEO of EGPI Firecreek, Inc., sole investor of Energy Producers, Inc. on behalf of energy Producers, Inc.

 ______________________________
 NOTARY PUBLIC, State of Arizona

_____________________________________

EXHIBIT “C”

Attached to and made part of that certain Assignment and Bill of Sale between Energy Producers, Inc., ASSIGNOR, and CUBO Energy, PLC’s assignee, Mondial Ventures Inc., as ASSIGNEE.

List of Acceptable Liens and Encumbrances

1.